EXHIBIT 99.1

Camco Financial Announces Quarterly Cash Dividend

CAMBRIDGE, Ohio, Jan. 21, 2009 (GLOBE NEWSWIRE) -- Camco Financial Corporation (Camco) (Nasdaq:CAFI) announced a quarterly cash dividend of $0.01 cent per share. The cash dividend was declared January 20, 2009 for shareholders of record on January 30, 2009 and is payable February 10, 2009.

CEO and President, James Huston stated, "As the banking industry and economy continue to struggle and, in light of our recent announcement concerning our actions with respect to goodwill and Allowance for Loan and Lease Losses, your Board of Directors and management felt it appropriate to preserve capital and thus reduced this quarter's dividend."

Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from twenty-eight offices in Ohio, Kentucky and West Virginia.

Additional information about Camco may be found on Camco's web site: www.advantagebank.com

The Camco Financial Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4639

CONTACT:  Camco Financial Corporation
          James Huston, Chairman/CEO /President
          740-435-2020
          jhuston@advantagebank.com